                                                                     EXHIBIT 2.1

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                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                               STAMPS.COM INC.,

                           ROCKET ACQUISITION CORP.

                                      AND

                                ISHIP.COM, INC.


                         Dated as of October 22, 1999


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

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of October 22, 1999, by and among Stamps.com Inc., a Delaware corporation (the "Parent"), Rocket Acquisition
                                              ------
Corp., a Washington corporation and a wholly owned subsidiary of the Parent ("Merger Sub"), and iShip.com, Inc., a Washington corporation (the "Company"),
------------                                                        -------
and with respect to Section 7.2 only, U.S. Stock Transfer Corporation, as Depositary. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in Article 10.

                                   RECITALS

     A. The Boards of Directors of each of the Parent, Merger Sub and the Company believe it is in the best interests of the Parent, Merger Sub and the Company (as applicable) and their respective shareholders that the Parent acquire the Company through the merger of Merger Sub with and into the Company (the "Merger").
      ------

     B. The Boards of Directors of each of the Parent, Merger Sub and the Company have approved this Agreement, the Merger and the other transactions contemplated hereby.

     C. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive shares of common stock, par value $0.001 per share, of the Parent ("Parent
                                                                    ------
Common Stock"), and (ii) all outstanding Company Options and Company Warrants
------------
will become exercisable for Parent Common Stock, subject to the terms and conditions set forth herein.

     D. As an inducement to the Parent and Merger Sub to enter into this Agreement, certain shareholders of the Company have, concurrently herewith, entered into Support Agreements with the Parent in substantially the form attached hereto as Exhibit A (the "Support Agreements") pursuant to which, among
                   ---------       ------------------
other things, such shareholders have agreed to vote the shares of Company Capital Stock owned by them in favor of the Merger.

     E. The Parent, Merger Sub and the Company intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and in furtherance thereof, intend that this Agreement shall be a "Plan of Reorganization" within the meaning of Sections 354(a) and 361(a) of the Code.

     F. The Company, the Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     G. A portion of the shares of Parent Common Stock otherwise issuable or reserved for issuance by the Parent in connection with the Merger shall be placed in escrow as set forth in Article 7 herein.

     H. As an inducement to the Parent and Merger Sub to enter into this Agreement, certain officers and employees of the Company have entered into employment agreements with the Parent (the "Employment Agreements") whose term
                                            ---------------------
will commence on the Closing Date.

     NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties set forth herein, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                                  THE MERGER

     1.1  The Merger.  At the Effective Time and subject to and upon the terms
          ----------
and conditions of this Agreement and the applicable provisions of the Washington Code, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes referred to herein as the "Surviving
                                                                ---------
Corporation").
-----------

     1.2  Effective Time.  Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than five Business Days following satisfaction or waiver of the conditions set forth in Article 6, at the offices of Brobeck, Phleger & Harrison LLP, 38 Technology Drive, Irvine, California, unless another place or time is agreed to by the Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger
 ------------
to be consummated by filing Articles of Merger (or like instrument), in substantially the form attached hereto as Exhibit B (the "Articles of Merger"),
                                          ---------       ------------------
with the Secretary of State of the State of Washington, in accordance with applicable Laws (the date and time of acceptance by the Secretary of State of the State of Washington of such filing, or such later time agreed to by the parties and set forth in the Articles of Merger, being referred to herein as the "Effective Time").
 --------------

     1.3  Effect of the Merger on Constituent Corporations.  At the Effective
          ------------------------------------------------
Time, the Merger shall have the effects provided for in the applicable provisions of the Washington Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation and Bylaws of Surviving Corporation.
          -------------------------------------------------------------

          (a) At the Effective Time, the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation and bylaws of the Surviving Corporation, except that Article I thereof shall be amended to read in its entirety as follows: "The name of the Corporation is iShip.com, Inc."

          (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by such bylaws, the articles of incorporation and applicable law.

     1.5  Directors and Officers of Surviving Corporation.  The directors of
          -----------------------------------------------
Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving

Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation.

     1.6  Maximum Number of Shares of Parent Common Stock to be Issued; Effect
          --------------------------------------------------------------------
on Outstanding Securities of the Company.
----------------------------------------

          (a) The maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company Options or Company Warrants to be assumed by the Parent as provided herein) in the Merger and in exchange for all vested and unvested Company Options and Company Warrants shall be the Aggregate Merger Share Number. No increase shall be made in the number of shares of Parent Common Stock issuable as a result of the transactions contemplated by this Agreement arising from any consideration (except for deemed share consideration arising from the net exercise provisions of any Company Options or Company Warrants, which share consideration shall continue to be outstanding shares of Company Capital Stock at the Closing and through the Escrow Period) received by the Company from the date hereof to the Effective Time as a result of any exercise, conversion or exchange of Company Options, or Company Warrants.

          (b) Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of the Parent or Merger Sub, the Company or the holder of any shares of the Company Capital Stock and Company Options or Company Warrants, the following shall occur:

               (i)    Conversion of Company Common Stock.  At the Effective
                      ----------------------------------
Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b)(iv) and any Dissenting Shares (as provided in Section 1.7)) will be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Common Stock Exchange Ratio, rounded down to the nearest whole share of Parent Common Stock.

               (ii)   Conversion of Series A Preferred Stock.  At the Effective
                      --------------------------------------
Time, each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Series A Preferred Stock to be cancelled pursuant to Section 1.6(b)(iv) and any Dissenting Shares (as provided in Section 1.7)) will be automatically converted into the right to receive that number of shares of Parent Common Stock equal to the Series A Exchange Ratio, rounded down to the nearest whole share of Parent Common Stock.

               (iii)  Conversion of Series B Preferred Stock.  At the Effective
                      --------------------------------------
Time, each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Series B Preferred Stock to be cancelled pursuant to Section 1.6(b)(iv) and any Dissenting Shares (as provided in Section 1.7)) will be automatically converted into the right to receive that number of shares of Parent Common Stock equal to the Series B Exchange Ratio, rounded down to the nearest whole share of Parent Common Stock.

               (iv) Cancellation of Parent-Owned and Company-Owned Stock.  Each
                    ----------------------------------------------------
share of Company Capital Stock owned by the Parent or the Company or any Subsidiary of the Parent or the Company immediately prior to the Effective Time shall be automatically canceled and extinguished without any consideration in respect thereof and without any further action on the part of the Parent, Merger Sub or the Company.

               (v)  Company Options and Stock Plan.  At the Effective Time all
                    ------------------------------
unexpired and unexercised Company Options and Company Warrants then outstanding, whether vested or unvested, together with the Company's Amended and Restated 1997 Stock Plan (the "Stock Plan"), shall be assumed by the Parent in accordance
                      ----------
with provisions described below.

                    (A) At the Effective Time, each unexpired and unexercised Company Option and Company Warrant then outstanding, whether vested or unvested, together with the Stock Plan, shall be, in connection with the Merger, assumed by the Parent. Each Company Option and Company Warrant so assumed by the Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Company Option or Company Warrant immediately prior to the Effective Time; provided that (1) such Company Option or Company Warrant, as the case may be, shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Option or Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio applicable to the series or class of Company Capital Stock subject to the Company Option or Company Warrant (rounded down to the nearest whole number of shares of Parent Common Stock) and (2) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option or Company Warrant, as the case may be, shall be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option or Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio applicable to the series or class of Company Capital Stock subject to the Company Option or Company Warrant (rounded up to the nearest whole cent).

                    (B) It is the intention of the parties that the Company Options assumed by the Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the same extent the Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 1.6(b)(v) shall be applied consistent with this intent.

                    (C) At the Effective Time, the Parent shall succeed to the Company's rights and assume the Company's obligations under any Restricted Stock Purchase Agreements. Any and all restrictions on the Company Restricted Stock issued pursuant to the Stock Plan or such other agreements which do not lapse in accordance with their terms as in effect on the date of this Agreement shall continue in full force and effect until such restrictions lapse pursuant to the terms of such agreements.

                    (D) Notwithstanding the foregoing, the Series B Preferred Stock Purchase Warrant, dated April 27, 1999 (the "MBE Warrant"), by and
                                                        -----------
     between the Company and Mail Boxes Etc. USA, Inc. ("MBE"), shall, subject
                                                         ---
     to the consent of MBE, be modified, at the Effective Time, to be a warrant of the Parent on terms and subject to conditions identical to the MBE Warrant, except that such warrant shall be exercisable for the number of whole shares of Parent Common Stock equal to the product of the number of shares of Series B Preferred Stock that were issuable upon exercise of the MBE Warrant immediately prior to the Effective Time multiplied by the Series B Exchange Ratio (rounded down to the nearest whole number of shares of Parent Common Stock) and the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such warrant shall be equal to the quotient determined by dividing the exercise price per share of Series B Preferred Stock under the MBE Warrant by the Series B Exchange Ratio (rounded up to the nearest whole cent).

               (vi)   Adjustments to Exchange Ratios.  The Exchange Ratios
                      ------------------------------
shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring on or after the date hereof and prior to the Effective Time.

               (vii)  Capital Stock of Merger Sub.  Each share of common stock,
                      ---------------------------
no par value per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation. Each share certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.7  Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with Washington Code and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be converted into or
                     -----------------
represent a right to receive shares of Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the Washington Code.

          (b) Notwithstanding the provisions of subsection (a) above, if any holder of shares of Company Capital Stock who demands purchase of such shares under the Washington Code shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of
(i) the Effective Time or (ii) the occurrence of such withdrawal or loss, such holder's shares shall automatically be converted into and represent only the right to receive shares of Parent Common Stock as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give the Parent (i) prompt notice of its receipt of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to the Washington Code and received by the Company and
(ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal of any shares of Company Capital Stock under the Washington Code. The Company shall not, except with the prior written consent of the Parent or as may be required under applicable law, voluntarily make any payment with respect to any demands for appraisal of Company Capital Stock or offer to settle or settle any such demands.

     1.8  Exchange Procedures.
          -------------------

          (a)  Parent Common Stock.  On the Closing Date, the Parent shall issue
               -------------------
in accordance with this Article 1, the aggregate number of shares of Parent Common Stock issuable in exchange for outstanding shares of Company Capital Stock; provided, however, that, on behalf of the holders of Company Capital Stock, the Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive by virtue of ownership of outstanding shares of Company Capital Stock.

          (b)  Exchange Procedures.  At the Closing, each holder of record of a
               -------------------
certificate or certificates (the "Certificates") which immediately prior to the
                                  ------------
Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, shall deliver the Certificates to the Parent. Upon surrender of a Certificate for cancellation and a stock power indorsed in blank with respect to the shares held pursuant to Article 7, the Parent shall deliver to the holder of such Certificate in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article 7 hereof), to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article 7 hereof, the Parent shall cause to be distributed to the Depositary a certificate or certificates (in such denominations as may be requested by the Depositary), registered in the name of each former shareholder of the Company, representing that number of shares of Parent Common Stock equal to the Escrow Amount. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate the Parent as provided in
Article 7. Until surrendered, each outstanding Certificate will be deemed, from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted.

          (c)  Distributions With Respect to Unexchanged Shares of Company
               -----------------------------------------------------------
Capital Stock.  No dividends or other distributions with respect to Parent
-------------
Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange for any such unsurrendered Certificates, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of Parent Common Stock.

          (d)  Transfers of Ownership.  If any certificate for shares of Parent
               ----------------------
Common Stock is to be issued pursuant to the Merger in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to the Parent, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of the Parent or any agent designated by it that such tax has been paid or is not payable.

     1.9  No Further Ownership Rights in Company Capital Stock.  All shares of
          ----------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

     1.10  Lost, Stolen or Destroyed Certificates.  In the event any
           --------------------------------------
certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Parent shall issue certificates representing such shares of Parent Common Stock in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that the Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to provide an indemnity or deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                   ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each of Parent and Merger Sub, subject to such exceptions as are specifically disclosed with respect to specific sections of this Article 2 in the Disclosure Letter as follows:

     2.1  Organization and Qualification.  The Company is a corporation duly
          ------------------------------
organized, validly existing under the laws of the State of Washington, and has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company. Section 2.1 of the Disclosure Letter sets forth each jurisdiction where the Company is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which the Company owns, uses, licenses or leases its Assets and Properties, or conducts business or has employees or engages independent contractors.

     2.2  Authority Relative to this Agreement.  Subject only to the requisite
          ------------------------------------
approval of the Merger and this Agreement by the shareholders of the Company, the Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by all necessary action by the Board of Directors of the Company, and no other action on the part of the Board of Directors of the Company is required to authorize the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     2.3  Capital Stock.
          -------------

          (a) The authorized capital stock of the Company consists only of 60,000,000 shares of Common Stock, $0.0005 par value per share (the "Company
                                                                     -------
Common Stock"), of which 7,492,720 shares of Company Common Stock are issued and
------------
outstanding as of the date hereof, and 21,786,668 shares of Preferred Stock, $0.0005 par value per share (the "Company Preferred Stock"). The designation
                                  -----------------------
and status of the Company Preferred Stock is as follows: (i) 8,986,668 shares are designated as Series A Preferred Stock, all of which are issued and outstanding as of the date hereof, and (ii) 12,800,000 shares are designated as Series B Preferred Stock, 10,133,334 of which are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any applicable federal, state and foreign securities Laws or preemptive rights. Except for shares issuable upon conversion of the Series A Preferred Stock or the Series B Preferred Stock or upon exercise of Company Options or Company

Warrants, no shares of Company Common Stock or Company Preferred Stock are reserved for issuance. Section 2.3(a) of the Disclosure Letter lists the name and state of residence of each holder of Company Common Stock and Company Preferred Stock provided to the Company by such holder. With respect to any Company Common Stock or Company Preferred Stock that has been issued subject to a repurchase option on the part of the Company, Section 2.3(a) of the Disclosure Letter sets forth the holder thereof, the number and type of securities covered thereby, and the vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated).

          (b) As of the date hereof, there are no outstanding Company Options or Company Warrants or agreements, arrangements or understandings to which the Company is a party (written or oral) to issue Options with respect to the Company and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Company Capital Stock created by statute, the articles of incorporation or bylaws of the Company, or any agreement or other arrangement to which the Company is a party or to which it is bound and there are no agreements, arrangements or understandings to which the Company is a party (written or oral) pursuant to which the Company has the right to elect to satisfy any Liability by issuing Company Common Stock or Equity Equivalents. With respect to each Company Option and Company Warrant, Section 2.3(b) of the Disclosure Letter sets forth the holder thereof, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). All of the Company Options and Company Warrants were issued in compliance with all applicable federal, state and foreign securities Laws. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement, arrangement or understanding between or among any Persons which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to the Company Capital Stock, including without limitation any voting trust agreement or proxy.

     2.4  No Subsidiaries.  The Company has no Subsidiaries and does not
          ---------------
otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

     2.5  No Conflicts.  The execution and delivery by the Company of this
          ------------
Agreement does not, the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of the Company;

          (b) except as could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company or be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement and subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.5 of the Disclosure Letter, if any, conflict with or result in a violation or breach of any Law or Order applicable to the Company or any of its Assets and Properties; or

          (c) except as could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company or be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Company or any of its Assets and Properties under or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which the Company is a party or by which any of the Company's Assets and Properties is bound.

     2.6  Books and Records; Organizational Documents.  The minute books and
          -------------------------------------------
stock record books and other similar records of the Company that have been provided or made available to the Parent or its counsel prior to the execution of this Agreement are complete and correct in all respects and have been maintained in accordance with sound business practices. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, shareholders and committees of the board of directors of the Company through the date hereof. The Company has prior to the execution of this Agreement delivered to the Parent true and complete copies of its articles of incorporation and bylaws, both as amended through the date hereof. The Company is not in violation of any provision of its articles of incorporation or bylaws.

     2.7  Company Financial Statements.
          ----------------------------

          (a) Section 2.7 of the Disclosure Letter sets forth the Company Financials. The Company Financials are correct and complete in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto, and, in the case of the Interim Financial Statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance). The Company Financials present fairly and accurately the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which adjustments will not be material in amount or significance and except that the Interim Financial Statements may not contain footnotes. Since the Company's inception, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company.

          (b) The Company does not have as of the date hereof nor as of the Audited Financial Statement Date assets with a book value greater than or equal to $10 million, and, with respect to the fiscal year ended on the Audited Financial Statement Date, the Company, did not have revenues greater than or equal to $10 million.

     2.8  Absence of Changes.  Since the date of the Interim Financial
          ------------------
Statements, there has not been any material adverse change in the Business or Condition of the Company or any occurrence or event which, individually or in the aggregate, could be reasonably expected to have any material adverse change in the Business or Condition of the Company. In addition, without limiting the foregoing, except as expressly contemplated hereby, there has not occurred since the date of the Interim Financial Statements:

          (a) the entering into of any Contract, commitment or transaction or the incurrence of any Liabilities outside of the ordinary course of business consistent with past practice;

          (b) the entering into of any Contract in connection with any transaction involving a Business Combination;

          (c) the entering into of any Contract or other commitment relating to any interest of the Company in any corporation, association, joint venture, partnership or business entity;

          (d) the entering into of any strategic alliance, joint development or joint marketing Contract (other than joint marketing efforts in the ordinary course of business consistent with past practice with its customers with whom the Company had such a relationship at the date of the Interim Financial Statements);

          (e) any material amendment or other modification (or agreement to do so), except in the ordinary course of business consistent with past practice, or violation of the terms of, any of the Contracts disclosed in the Disclosure Letter;

          (f) the entering into of any transaction with any officer, director, shareholder, Affiliate or Associate of the Company, other than pursuant to any Contract in effect on the date of the Interim Financial Statements and disclosed to the Parent pursuant to Section 2.18 of the Disclosure Letter or other than pursuant to any contract of employment and listed in Section 2.16(a) of the Disclosure Letter;

          (g) the entering into or amendment of any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any products of the Company or Company Intellectual Property other than as contemplated by the Company's Contracts or Licenses disclosed in the Disclosure Letter or otherwise in the ordinary course of business consistent with past practice with a Person with whom the Company had such a relationship at the date of the Interim Financial Statements;

          (h) the commencement of any Action or Proceeding involving or which could reasonably be expected to involve the Company, or insofar as it relates to their capacity as such, any officer, director, Affiliate or Associate of the Company;

          (i) the declaration, setting aside or payment of any dividends on or making of any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock or Equity Equivalents, or any split, combination or reclassification of any Company Capital Stock or Equity Equivalents or issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock or Equity Equivalents, or the repurchase, redemption or other acquisition, directly or indirectly, of any shares of Company Capital Stock or Equity Equivalents;

          (j) except for (i) the issuance of shares of Company Capital Stock upon exercise or conversion of then-outstanding Company Options, Company Warrants or Company Preferred Stock listed in Section 2.3 of the Disclosure Letter, or (ii) the issuance of options available for grant under the Stock Plan in the ordinary course of business to employees who are not officers of the Company consistent with past practice, the issuance, grant, delivery, sale or authorization of or proposal to issue, grant, deliver or sell, or purchase or proposal to purchase, any shares of Company Capital Stock, Equity Equivalents or modification or amendment of the rights of any holder of any outstanding shares of Company Capital Stock of Equity Equivalents (including to reduce or alter the consideration to be paid to the Company upon the exercise of any outstanding Company Options, Company Warrants or other Equity Equivalents), nor have there been any agreements, arrangements, plans or understandings with respect to any such modification or amendment;

          (k) any amendments to the Company's articles of incorporation or bylaws;

          (l) any transfer (by way of a License or otherwise) to any Person of rights to any Company Intellectual Property other than non-exclusive transfers to the Company's customers, distributors or other licensees at the date of the Interim Financial Statements in the ordinary course of business consistent with past practice;

          (m) any disposition or sale of, waiver of rights to, license or lease of, or incurrence of any Lien on, any Assets and Properties of the Company, other than dispositions of inventory, or licenses of products to Persons to whom the Company had granted licenses of its products at the date of the Interim Financial Statements, in the ordinary course of business of the Company consistent with past practice;

          (n) any purchase of any Assets and Properties of any Person other than acquisitions of inventory, or licenses of products, in the ordinary course of business of the Company consistent with past practice;

          (o) the making of any capital expenditures or commitments by the Company for additions to property, plant or equipment of the Company constituting capital assets individually or in the aggregate in an amount exceeding $50,000;

          (p) the write-off or write-down or making of any determination to write off or write-down, or revalue, any of the Assets and Properties of the Company, or change in any reserves or liabilities associated therewith, individually or in the aggregate in an amount exceeding $50,000;

          (q) the payment, discharge or satisfaction, in an amount in excess of $25,000, in any one case, or $50,000 in the aggregate, of any claim or Liability, other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business since the date of the Interim Financial Statements;

          (r) the failure to pay or otherwise satisfy Liabilities of the Company consistent with the Company's past practices, except such as are being contested in good faith;

          (s) the incurrence of any Indebtedness or guarantee of any Indebtedness in an aggregate amount exceeding $50,000 or issuance or sale of any debt securities of the Company or guarantee any debt securities of others;

          (t) the grant of any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to written Contracts outstanding on the date hereof, the terms of which are disclosed in the Disclosure Letter;

          (u) the increase of greater than five percent in salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, shareholder, employee, independent contractor or consultant of the Company;

          (v) the payment of any consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits paid to any current or former officer, director, shareholder, employee or consultant of the Company) to any current or former officer, director, shareholder, employee, independent contractor or consultant of the Company;

          (w) the establishment or modification of (i) targets, goals, pools or similar provisions under any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement or (ii) salary ranges, increased guidelines or similar provisions in respect of any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

          (x) the adoption, entering into, amendment, modification or termination (partial or complete) of any Plan (other than as required to comply with applicable Laws or to maintain the qualified status of such plan under
Section 401(a) of the Code);

          (y)  the payment of any discretionary or stay bonus;

          (z) any action, including the acceleration of vesting of any Company Options or Company Warrants, or other rights to acquire shares of capital stock of the Company, which could jeopardize the tax-free reorganization hereunder, except as expressly required by any Contract set forth in the Disclosure Letter;

          (aa) the making or changing of any material election in respect of Taxes, adoption or change of any accounting method in respect of Taxes, the entering into of any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing Authority or otherwise;

          (bb) other than in the ordinary course of business, the making of any representation or proposal to, or engagement in substantive discussions with, any of the holders (or their representatives) of any Indebtedness, or to or with any party which has issued a letter of credit which benefits the Company;

          (cc) the commencement or termination of, or change in, any line of business;

          (dd) the cancellation, material amendment or failure to renew any insurance policy other than in the ordinary course of business consistent with past practice, or failure to use commercially reasonable efforts to give all notices and present all claims under all such policies in a timely fashion;

          (ee) any material amendment, failure to renew, or failure to use commercially reasonable efforts to maintain, its existing Approvals or failure to observe any Law or Order applicable to the conduct of the Company's business or the Company's Assets and Properties;

          (ff) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company individually or in the aggregate in an amount exceeding $50,000;

          (gg) the repurchase, cancellation or modification of the terms of any Company Capital Stock, Equity Equivalents, Company Options or Company Warrants or other financial instrument that derives the majority of its value from its convertibility into Company Capital Stock or Equity Equivalents, other than transactions entered into in the ordinary course of business and pursuant to either (i) contractual provisions or (ii) the Stock Plan, in either case as in effect at the date of this Agreement; or

          (hh) any entering into of any Contract, or acquiescence by the Company in respect of, an arrangement or understanding to do, engage in, cause or having the effect of any of the foregoing, including with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

     2.9  No Undisclosed Liabilities.  Except as reflected or reserved against
          --------------------------
in the Company Financials, there are no Liabilities of, relating to or affecting the Company or any of its Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Interim Financial Statements and in accordance with the provisions of this Agreement which, individually and in the aggregate, are not material to the Business or Condition of the Company, and are not for tort or for breach of contract.

     2.10  Taxes.
           -----

          (a) All Tax Returns required to have been filed by or with respect to the Company or any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member (a "Relevant Group") have been duly and
                                            --------------
timely filed (including any extensions), and each such Tax Return correctly and completely reflects Tax liability and all other material information required to be reported thereon. All Taxes due and payable by the Company or any member of a Relevant Group, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, have been paid or accrued on the Company Financials for all periods (or portions thereof) through and including the date thereof. All such Tax Returns are true, complete and correct in all material respects.

          (b) The Company has not incurred any material liability for Taxes other than as reflected on the Interim Financial Statements for all periods (or portions thereof) through and including the date thereof and will not incur additional Liabilities for Taxes through and including the Closing Date, other than in the ordinary course of business. The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Company's most recent balance sheet and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date.

          (c) The Company is not a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (d) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

          (e) The Company does not have knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of the Company either (i) threatened, claimed or raised by any Taxing Authority or (ii) of which the Company is aware. There are no Liens for Taxes upon the Assets and Properties of the Company other than Liens for Taxes not yet due. Section 2.10 of the Disclosure Letter indicates those Tax Returns, if any, of the Company that have been audited or examined by Taxing Authorities, and indicates those Tax Returns of the Company that currently are the subject of audit or examination. The Company has delivered to the Parent complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company since the fiscal year ended December 31, 1997.

          (f) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or with respect to any Tax assessment or deficiency affecting the Company or any Relevant Group.

          (g) The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

          (h) The Company has no liability for the Taxes of any Person other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

          (i) The Company (i) has neither agreed to make nor is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

          (j) The Company is not a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

          (k) The Company is not involved in, subject to, or a party to any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

          (l) The Company was not included and is not includible in the Tax Return of any Relevant Group with any corporation other than such a return of which the Company is the common parent corporation.

          (m) The Company has not made any payments, is not obligated to make any payments, nor is a party to any Contract that under certain circumstances could require it to make any payments that are not deductible as a result of the provisions set forth in Section 280G of the Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Code (other than payments for which shareholder approval meeting the requirements of Section 280G(c)(5) of the Code will be obtained prior to the Closing Date).

          (n) The Company is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

     2.11  Legal Proceedings.
           -----------------

          (a)  Except as set forth in Section 2.11 of the Disclosure Letter:

               (i) there are no Actions or Proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or its Assets and Properties; and

               (ii) the Company has not received notice, and does not otherwise have knowledge, of any Orders outstanding against the Company.

          (b) Prior to the execution of this Agreement, the Company has delivered to the Parent all responses of counsel for the Company to auditor's requests for information since the Company's inception (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company. Section 2.11(b) of the Disclosure Letter sets forth all Actions or Proceedings relating to or affecting the Company or any of its Assets and Properties since the Company's inception and prior to the date hereof.

     2.12  Compliance with Laws and Orders.  The Company has not violated, and
           -------------------------------
is not currently in default under, any Law or Order applicable to the Company or any of its Assets and Properties, except for any such violations or defaults that could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

     2.13  Plans; ERISA.
           ------------

          (a)  For purposes of this Agreement, the term "Plans" shall mean (i)
                                                         -----
all "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of which
                                                              -----
any of the Company or any member of the same controlled group of businesses as the Company within the meaning of Section 4001(a)(14) of ERISA (an "ERISA
                                                                    -----
Affiliate") is or ever was a sponsor or participating employer or as to which
---------
the Company or any of its ERISA Affiliates makes contributions or is or has been required to make contributions, and (ii) any similar employment, severance or other arrangement or policy of any of the Company or any of its ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Except as disclosed on Section 2.13 of the Disclosure Letter, (i) neither the Company nor any of its ERISA Affiliates maintains or sponsors (or ever maintained or sponsored), or makes or is required to make contributions to, any Plans, (ii) none of the Plans is or was a "multi-employer plan", as defined in
Section 3(37) of ERISA, (iii) none of the Plans is or was a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, (iv) none of the Plans provides or provided post-retirement medical or health benefits, other than as required under applicable Laws, (v) none of the Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (vi) neither the

Company nor any of its ERISA Affiliates is or was a party to any collective bargaining agreement and (vii) neither the Company nor any of its ERISA Affiliates has announced or otherwise made any commitment to create or amend any Plan (other than as required to comply with applicable Laws or to maintain the qualified status of a Plan under Section 401(a) of the Code). Notwithstanding any statement or indication in this Agreement to the contrary, there are no Plans (a) as to which the Parent will be required to make any contributions or with respect to which the Parent shall have any obligation or liability whatsoever, whether on behalf of any of the current employees of the Company or on behalf of any other Person, after the Closing (other than current deferred contributions to the Company's 401(k) plan and the current month's premium for health plan coverage), or (b) which the Parent or the Surviving Corporation will not be able to terminate immediately after the Closing in accordance with their terms, ERISA and the Code. With respect to each of such Plans, at the Closing there will be no unrecorded liabilities with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by the Company or its ERISA Affiliates. The Company has delivered to the Parent true and complete copies of: (i) each of the Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder, (ii) the currently effective Summary Plan Description pertaining to each of the Plans, (iii) the annual reports filed for each of the Plans since inception (including all related schedules), if applicable, (iv) the most recently filed PBGC Form 1 (if applicable), (v) the most recent Internal Revenue Service determination letter for each Plan which is intended to constitute a qualified plan under Section 401 of the Code and each amendment to each of the foregoing documents and (vi) for each unfunded Plan, if any, financial statements consisting of (A) the consolidated statement of assets and liabilities of such Plan as of its most recent valuation date, and (B) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Plan for the most recently-ended plan year, which such financial statements shall fairly present the financial condition and the results of operations of such Plan in accordance with GAAP, consistently applied, as of such dates.

          (b) The present value of all accrued benefits under any Plans subject to Title IV of ERISA shall not, as of the Closing Date, exceed the value of the assets of such Plans allocated to such accrued benefits, based upon the applicable provisions of the Code and ERISA, and each such Plan shall be capable of being terminated as of the Closing Date in a "standard termination" under
Section 4041(b) of ERISA. With respect to each Plan that is subject to Title IV of ERISA, (i) no amount is due or owing from the Company or any of its ERISA Affiliates to the PGBC or to any "multi-employer Plan" as defined in Section 3(37) of ERISA on account of any withdrawal therefrom and (ii) no such Plan has been terminated other than in accordance with ERISA or at a time when the Plan was not sufficiently funded. The transactions contemplated hereunder, including, without limitation, the termination of any Plan at or prior to the Closing, shall not result in any such withdrawal or other liability under any applicable Laws.

          (c) Neither the Company nor any of its ERISA Affiliates is subject to any material liability, tax or penalty whatsoever to any person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and neither the Company nor any of its ERISA Affiliates has any knowledge of any circumstances which reasonably might result in any material liability, tax or penalty, including, but not limited to, a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other Laws. Each Plan which is required to comply with the provisions of Sections 4980B and 4980C of the Code, or with the requirements referred to in Section 4980D of the Code, has complied in all material respects. No event has occurred which could subject any Plan to Tax under Section 511 of the Code. None of the Plans subject to Title IV of ERISA has been completely or partially terminated nor has there been any "reportable event," as such term is defined in Section 4043(b) of ERISA, with respect to any of the Plans since the effective date of ERISA nor has any notice of intent to terminate been filed or given with respect to any such Plan. There has been no (i) withdrawal by the Company or any of its ERISA Affiliates that is a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of whom are not under common control, as referred to in
Section 4063(b) of ERISA, or (ii) cessation by the Company or any of its ERISA Affiliates of operations at a facility causing more than twenty percent of Plan participants to be separated from employment, as referred to in Section 4062(f) of ERISA. Neither the Company nor any of its ERISA Affiliates, nor any other organization of which any of them are a successor or parent corporation as defined in Section 4069(b) of ERISA, have engaged in any transaction described in Section 4069(a) of ERISA.

          (d) None of the Plans nor any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Code, whether or not waived, since the effective date of said Section 412, and no condition has occurred or exists which by the passage of time could be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan. Furthermore, neither the Company nor any of its ERISA Affiliates has any unfunded liability under ERISA in respect of any of the Plans (except with respect to current deferred contributions under the Company's 401(k) plan and the current month's premium for health plan coverage). Each of the Plans which is intended to be a qualified plan under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or has time remaining to apply for a determination letter and make such changes as may be required under the remedial amendment period of Section 401(b) of the Code. Each Plan has been operated in accordance with its terms and with the provisions of the Code. All of the Plans have been administered and maintained in compliance with ERISA, the Code and all other applicable Laws, except as could not have a material adverse effect on the Business or Condition of the Company. All contributions required to be made to each of the Plans under the terms of that Plan, ERISA, the Code or any other applicable Laws have been timely made. Each Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meet such requirements. There are no Liens against the property of the Company or any of its ERISA Affiliates under Section 412(n) of the Code or
Section 302(f) or 4068 of ERISA. The Interim Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Plans. There is no contract, agreement or benefit arrangement covering any employee of the Company or any Subsidiary which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the Code) (other than payments for which shareholder approval meeting the requirements of Section 280G(c)(5) of the Code will be obtained prior to the Closing Date). Except as disclosed in
Section 2.13(d) of the Disclosure Letter, the execution and performance of this Agreement will not (i) result in any obligation or liability (with respect to accrued benefits or otherwise) of the Parent or the Surviving Corporation to the PBGC, any Plan, or any present or former employee of the Parent or the Surviving Corporation, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any present or former employee, officer, director, shareholder, contractor, or consultant, or any of their dependents, or (iii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, shareholder, contractor, or consultant of the Company (except as required in connection with any termination or partial termination of a qualified Plan and except for acceleration of options under the Stock Plan and accelerated lapsing of repurchase rights under Company Common Stock purchase agreements). With respect to any insurance policy which provides, or has provided, funding for benefits under any Plan, (i) there is and will be no liability of the Company or the Parent in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing Date, nor would there be any such liability if such insurance policy were terminated as of the Closing Date, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent.

          (e) Other than routine claims for benefits under the Plans, there are no pending, or, to the best knowledge of the Company, threatened, Actions or Proceedings involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company or any of its ERISA Affiliates as the employer or sponsor under any Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Plan or any other person whomsoever. The Company knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

     2.14  Title to Property.  The Company has good and marketable title to all
           -----------------
of its properties, interests in properties and assets, real and personal, reflected in the Company Financials or acquired after the Financial Statement Date (except properties, interests in properties and assets sold or otherwise disposed of since the Financial Statement Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Company Financials. The plants, property and equipment of Company that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear. All properties used as of the applicable date in the operations of Company are reflected in the Company Financials to the extent generally accepted accounting principles require the same to be reflected.

     2.15  Intellectual Property.
           ---------------------

          (a) Section 2.15(a) of the Disclosure Letter lists all Company Registered Intellectual Property and lists any proceedings or actions pending as of the date hereof before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

          (b) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.15(a) of the Disclosure Letter is owned exclusively by the Company (excluding Intellectual Property licensed to the Company under any License) and is free and clear of any Liens. The Company (i) owns exclusively all trademarks, service marks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own; provided, however, that such works may incorporate copyrighted works or works of authorship of third parties which are licensed to the Company or are in the public domain.

          (c) To the extent that any Company Intellectual Property has been developed or created by any Person other than the Company, the Company has a written agreement with such Person with respect thereto and the Company has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) has obtained a License under or to such Intellectual Property.

          (d) Except pursuant to agreements listed in Section 2.15(d) of the Disclosure Letter, the Company has not transferred ownership of or granted any License or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other Person.

          (e) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Company's business as it currently is conducted, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Company (including products, technology, or services currently under development).

          (f) The Contracts and Licenses listed in Section 2.15(f) of the Disclosure Letter include all Contracts and Licenses to which the Company is a party with respect to any Intellectual Property. No Person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company.

          (g) Section 2.15(g) of the Disclosure Letter lists all Contracts, Licenses and agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property of any Person other than the Company.

          (h) To the knowledge of the Company, the operation of the business of the Company as currently conducted or as presently proposed to be conducted, including the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property of any Person, violate the rights of any Person (including rights to privacy or publicity and moral rights), or constitute unfair competition or trade practices under any Laws, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law, including notice of third party patent or other Intellectual Property rights from a potential licensor of such rights.

          (i) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. In each case in which the Company has acquired any Intellectual Property rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by, and in accordance with, applicable Laws, the Company has recorded each such assignment with the relevant Governmental or Regulatory Authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

          (j) There are no Contracts or Licenses between the Company and any other Person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such Contract or License, or performance under such Contract or License, including with respect to any payments to be made or received by the Company thereunder.

          (k) To the knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property.

          (l) The Company has taken all reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other Person to the Company subject to a duty of confidentiality. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form set forth in Section 2.15(l) of the Disclosure Letter, and all current and former employees, consultants and independent contractors of the Company have executed such an agreement.

          (m) No Company Intellectual Property or product, technology or service of the Company is subject to any Order or Action or Proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Intellectual Property by the Company or that may affect the validity, use or enforceability of such Company Intellectual Property.

          (n) To the knowledge of the Company, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of the Company constitutes material, false advertising or otherwise violates any Law.

          (o) To the knowledge of the Company, the Company has taken all actions necessary and appropriate to assure that there shall be no material adverse change to its business or electronic systems or material interruptions in the delivery of the Company's products and services by reason of the advent of the year 2000, including, without limitation, that all of its products (including products currently under development) will, without interruption or manual intervention, continue to consistently, predictably and accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will consistently, predictably and accurately calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates.

          (p) Neither this Agreement nor any transactions contemplated by this Agreement will result in the Parent's granting any rights or licenses with respect to the Intellectual Property of the Parent to any Person pursuant to any Contract to which the Company is a party or by which any of its Assets and Properties are bound.

          (q) Neither this Agreement nor any transactions contemplated by this Agreement will result in the Company losing any rights or licenses with respect to any Intellectual Property pursuant to any Contract to which the Company is a party or by which it has any rights or licenses with respect any Intellectual Property.

     2.16  Contracts.
           ---------

          (a) Section 2.16(a)(1) of the Disclosure Letter contains a true and complete list of each of the Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to the Parent prior to the execution of this Agreement). Section 2.16(a)(2) of the Disclosure Letter contains a true and complete list of each Contract of the Company not terminable by the Company upon thirty days (or less) notice by the Company without penalty or obligation to make payments based on such termination.

          (b) Each Contract required to be disclosed in Section 2.16(a) of the Disclosure Letter is in full force and effect and constitutes a legal, valid and binding agreement, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. To the knowledge of the Company, no other party to such Contract is, nor has received notice that it is, in material violation or material breach of or default under any such Contract (or with notice or lapse of time or both, would be in material violation or material breach of or default under any such Contract). To the knowledge of the Company, each such contract is a legal, valid and binding obligation of each other party to such Contract, enforceable against each other party to such contract, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

          (c) The Company is not a party to or bound by any Contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits the Company's ability to compete with any Person in any line of business or in any area or territory.

     2.17  Insurance.  The Company has policies of insurance and bonds of the
           ---------
type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.18  Affiliate Transactions.
           ----------------------

          (a)  Except as disclosed in Section 2.18(a) of the Disclosure Letter,
(i) there are no Contracts or Liabilities between the Company, on the one hand, and (A) any current or former officer, director, shareholder, or to the Company's knowledge, any Affiliate or Associate of the Company or (B) any Person who, to the Company's knowledge, is an Associate of any such officer, director, shareholder or Affiliate, on the other hand, (ii) the Company does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director, shareholder, Affiliate or Associate, (iii) neither the Company nor any such current or former officer, director, shareholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company and (iv) the Company does not beneficially own, directly or indirectly, any Investment Assets of any such current or former officer, director, shareholder, Affiliate or Associate.

          (b) Each of the Contracts and Liabilities listed in Section 2.18(a) of the Disclosure Letter were entered into or incurred, as the case may be, on terms no less favorable to the Company (in the reasonable judgment of the Company) than if such Contract or Liability was entered into or incurred on an arm's-length basis on competitive terms. Any Contract to which the Company is a party and in which any director of the Company has a financial interest in such Contract was approved in accordance with the Washington Code.

     2.19  Employees; Labor Relations.
           --------------------------

          (a) Except as set forth in Section 2.19(a) of the Disclosure Letter, the Company is not a party to any collective bargaining agreement and there is no unfair labor practice or labor arbitration proceedings pending with respect to the Company, or, to the knowledge of the Company, threatened, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. To the knowledge of the Company, there are no organizational efforts presently underway or threatened involving any employees of the Company or any of the employees performing work for the Company but provided by an outside employment agency, if any. There has been no work stoppage, strike or other concerted action by employees of the Company.

          (b) All employees of the Company are employed at will. Section 2.19(b) of the Disclosure Letter sets forth, individually and by category, the name of each officer, employee and consultant, together with such person's position or function, annual base salary or wage and any incentive, severance or bonus arrangements with respect to such person. Except as set forth in Section 2.19(b) of the Disclosure Letter, the completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from the Company to any officer, director, or employee of, or consultant to, the Company, and to the knowledge of the Company no employee of the Company has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with the Company, for any reason, including because of the consummation of the transactions contemplated by this
Agreement.   The Company is not a party to any agreement for the provision of labor from any outside agency. To the knowledge of the Company, there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for the Company, and no claims by any governmental agency with regard to such employees except as set forth in Section 2.19(b) of the Disclosure Letter.

          (c) Since the Company's inception, except as set forth in Section 2.19(c) of the Disclosure Letter, there have been no federal or state claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of the Company or by any of the employees performing work for the Company but provided by an outside employment agency, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. Except as could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company, the Company has complied with all laws related to the employment of employees. Except as set forth in Section 2.19(c) of the Disclosure Letter, the Company has not received any notice of any claim that it has not complied in any material respect with any Laws relating to the employment of employees, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

          (d) The Company has no written policies and/or employee handbooks or manuals except as set forth in Section 2.19(d) of the Disclosure Letter.

          (e) To the knowledge of the Company, no officer, employee or consultant of the Company is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with the Company's business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officer's, employees or consultants is now bound.

     2.20  Environmental Matters.
           ---------------------

          (a) The Company possesses any and all Environmental Permits necessary to or required for the operation of its business. The Company will obtain any Environmental Permits that must be obtained as of or immediately after the Closing in order for the Surviving Corporation to conduct the business of the Company as it was conducted prior to the Closing.

          (b) The Company is in compliance with (i) all terms, conditions and provisions of its Environmental Permits and (ii) all Environmental Laws.

          (c) Neither the Company nor any predecessor of the Company nor any entity previously owned by the Company has received any notice of alleged, actual or potential responsibility for, or any inquiry regarding, (i) any Release or threatened or suspected Release of any Hazardous Material, or (ii) any violation of Environmental Law.

          (d) Neither the Company nor any predecessor of the Company nor any entity previously owned by the Company has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and there are no past or present events, facts or circumstances which could form the basis of any such obligation or liability.

          (e) No Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site and no Hazardous Material is present in, on, about or migrating to or from any Site.

          (f) Neither the Company, nor any predecessor of the Company, nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at or to any location.

          (g)  No Site is a current or proposed Environmental Clean-up Site.

          (h) There are no Liens under or pursuant to any Environmental Law on any Site.

          (i)  There is no (i) underground storage tank, active or abandoned,
(ii) polychlorinated biphenyl containing equipment, (iii) asbestos-containing material, (iv) radon, (v) lead-based paint or (vi) urea formaldehyde at any Site. Any underground storage tank meets all 1998 upgrade requirements.

          (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Site which have not been delivered to the Parent prior to execution of this Agreement.

          (k) The Company is not a party, whether as a direct signatory or as successor, assign, third party beneficiary or otherwise, to, and is not otherwise bound by, any lease or other contract under which the Company is obligated or may be obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking respecting Hazardous Materials or under which any other person is or has been released respecting Hazardous Materials.

          (l) The Company and any predecessors of the Company and any entity previously owned by the Company have provided all notifications and warnings, made all reports, and kept and maintained all records required pursuant to Environmental Laws.

     2.21  Substantial Partnerships.  None of United Parcel Service General
           ------------------------
Services Co. ("UPS"), MBE and eBay Incorporated ("eBay") intend, and none of
               ---                                ----
the foregoing have threatened, to terminate or refuse to perform their obligations to, or adversely affect their relationship with, the Company as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. In addition, each of UPS, MBE and eBay have waived any express or implied rights of first refusal, rights of first offer or termination rights which may be triggered by the execution of this Agreement and the contemplation and consummation of the transactions described in this Agreement.

     2.22  Accounts Receivable.  The accounts and notes receivable of the
           -------------------
Company reflected on the Company Financials, and all accounts and notes receivable arising subsequent to the Unaudited Financial Statement Date, (a) arose from bona fide sales transactions in the ordinary course of business, consistent with past practice, and are payable on ordinary trade terms, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (c) are not subject to any valid set-off or counterclaim and (d) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

     2.23  Other Negotiations; Brokers; Third Party Expenses.  Neither the
           -------------------------------------------------
Company nor, to the knowledge of the Company, any of its Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or any such Affiliate) (a) has entered into any Contract that conflicts with, or could be expected to delay or prevent, any of the transactions contemplated by this Agreement or (b) has entered into any Contract or had any discussions with any Person regarding any transaction involving the Company which could result in the Parent, the Company or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Section 2.23 of the Disclosure Letter sets forth the principal terms and conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.24  Foreign Corrupt Practices Act.  Neither the Company, nor to the
           -----------------------------
knowledge of the Company, any agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

     2.25  Financial Projections.  The Company has made available to the Parent
           ---------------------
certain financial projections with respect to the Company's business which projections were prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by it to be reasonable.

     2.26  Approvals.
           ---------

          (a) Section 2.26(a) of the Disclosure Letter contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by the Company which are required to be given to or obtained by the Company from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

          (b) Section 2.26(b) of the Disclosure Letter contains a list of all material non-Governmental or Regulatory Authority Approvals which are required to be given to or obtained by the Company from any and all third parties in connection with the consummation of the transactions contemplated by this Agreement.

          (c) The Company has obtained all material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company in the manner as it is currently being conducted and since its inception, there has been no written notice received by the Company of any material violation or material non-compliance with any such Approvals. All material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company as it is currently being conducted are set forth in Section 2.26(c) of the Disclosure Letter.

          (d) The affirmative vote or consent of the holders of two-thirds of the outstanding shares of each of (i) the Company Common Stock and (ii) the Series A Preferred Stock and the Series B Preferred Stock, voting together as a class, are the only votes of the holders of any of the Company Capital Stock necessary to approve this Agreement and the Merger and the transactions contemplated hereby.

          (e) The shareholders of Company that have concurrently herewith entered into Support Agreements constitute (x) the holders of a majority of the Company Common Stock and (y) the Holders of two-thirds of the Series A Preferred Stock and the Series B Preferred Stock, voting together as a class, in each case approving this Agreement and the Merger and the transactions contemplated hereby.

     2.27  Takeover Statutes.  No Takeover Statute applicable to the Company is
           -----------------
applicable to the Merger or the transactions contemplated hereby. The Company has not adopted any shareholder rights plan or similar "poison pill" arrangement, provision or understanding.

     2.28  Registration Statement; Information Sheet/Prospectus.  The
           ----------------------------------------------------
information supplied by the Company for inclusion in the Registration Statement on Form S-4 of the Parent relating to the offer and sale of shares of Parent Common Stock in connection with the transactions contemplated by this Agreement (the "Registration Statement") pursuant to which the shares of Parent Common
      ----------------------
Stock issuable hereunder will be registered for public resale shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information supplied by the Company for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of the Parent in connection with the approval, under the NASD's rules, of the issuance of shares of Parent Common Stock hereunder (such information statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") shall not, on the date the Proxy Statement/Prospectus is
--------------------------
first mailed to the Parent's stockholders, on the date of the special meeting of the stockholders of Parent convened for the purpose of voting on (a) this Agreement and (b) an amendment to the Parent's 1999 Stock Incentive Plan to increase the number of shares of Parent Common Stock issuable thereunder (the "Parent Stockholders' Meeting") and at the Effective Time, contain any
 ----------------------------
statement which, at such time, is false or misleading, with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform the Parent. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by the Parent or Merger Sub which is contained in any of the foregoing documents.

     2.29  Disclosure.  No representation or warranty contained in this
           ----------
Agreement, and no statement contained in the Disclosure Letter or in any certificate delivered to the Parent pursuant to this Agreement (including the Company Financials including the notes thereto) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby represent and warrant to the Company as follows:

     3.1  Organization and Qualification.  Each of the Parent and Merger Sub is
          ------------------------------
a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, each with full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Each of the Parent and Merger Sub are duly qualified, licensed or admitted to do business and are in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of the Parent and its subsidiaries, taken as a whole.

     3.2  Authority Relative to this Agreement.  Each of the Parent and Merger
          ------------------------------------
Sub has full corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Parent and Merger Sub of this Agreement and the consummation by the Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the Board of Directors of each of the Parent and Merger Sub, and no other action on the part of the Board of Directors of either the Parent or Merger Sub is required to authorize the execution, delivery and performance of this Agreement and the consummation by the Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Parent and Merger Sub enforceable against the Parent and Merger Sub in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     3.3  SEC Documents; the Parent Financial Statements.
          ----------------------------------------------

          (a) As of their respective filing dates, all SEC Documents filed by the Parent since June 30, 1999 and all SEC Documents filed after the date hereof but before the

Closing complied or will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents are corrected, updated or superseded by a document subsequently filed with the SEC.

          (b) The financial statements of the Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements")
                                             ---------------------------
comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the financial position of the Parent at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). There has been no change in the Parent's accounting policies except as described in the notes to the Parent Financial Statements.

          (c) Except as reflected or reserved against in the Parent Financial Statements, the Parent has no material Liabilities or other obligations, except for Liabilities and obligations (i) incurred in the ordinary course of business since the date of the most recent Parent Financial Statements or (ii) that would not be required to be reflected or reserved against in the balance sheet of the Parent prepared in accordance with GAAP.

     3.4  No Conflicts.  The execution and delivery by the Parent and Merger
          ------------
Sub of this Agreement does not, and the performance by the Parent of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation of the Parent, articles of incorporation of Merger Sub or bylaws of each of the Parent or Merger Sub;

          (b) conflict with or result in a violation or breach of any Law or Order applicable to the Parent or Merger Sub or their respective Assets or Properties;

          (c) except as would not have a material adverse effect on the Business or Condition of the Parent or Merger Sub, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under,
(iii) require the Parent to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Parent or Merger Sub or any of their respective Assets or Properties or
(vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which the Parent or Merger Sub is a party or by which any of their Assets and Properties are bound, except for (A) the expiration or termination of any waiting period under the HSR Act and (B) consents, approvals or actions of third parties that have been obtained.

     3.5  Ownership of Merger Sub; No Prior Activities.  As of the date hereof
          --------------------------------------------
and the Effective Time, except for obligations or Liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     3.6  Investment Advisors.  Except for Thomas Weisel Partners LLC, no
          -------------------
broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of the Parent.

     3.7  Absence of Certain Changes or Events.  Since June 30, 1999 ("Parent
          ------------------------------------                         ------
Balance Sheet Date"), the Parent has conducted its business in the ordinary
------------------
course in a manner consistent with past practice and there has not occurred: (i) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Parent, or any direct or indirect redemption, purchase or other acquisition by the Parent of any of its shares of capital stock; (ii) any material amendment or change to the Parent's certificate of incorporation or bylaws; or (iii) any negotiation or agreement by the Parent to do any of the things described in the preceding clauses (i) or (ii) (other than negotiations with the Company and its representatives regarding the transactions contemplated by this Agreement).

     3.8  Compliance with Laws.  The Parent and its subsidiaries have complied
          --------------------
with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of their business, or the ownership or operation of their business, except for such violations or failures to comply which would not reasonably be expected to have a material adverse effect on the Parent and its subsidiaries, taken as a whole.

     3.9  Tax Matters.  Neither the Parent nor any of its subsidiaries nor, to
          -----------
the knowledge of the Parent, any of their respective Affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from constituting a reorganization under Section 368(a) of the Code.

     3.10  Intellectual Property Rights.  Except as otherwise described in the
           ----------------------------
Parent's SEC Documents: (a) the Parent owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as currently conducted,
(b) the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not reasonably be expected to result in a material adverse effect on the Parent and its subsidiaries, taken as a whole, (c) the Parent has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Parent by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights and (d) the Parent has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Parent and its subsidiaries, taken as a whole. Except as otherwise disclosed in the Parent's SEC Documents, there is no claim being made against the Parent regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. Except as otherwise disclosed in the Parent's SEC Documents, the Parent, to its knowledge, does not in the current conduct of its business nor as or currently proposed to be conducted infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Parent, which such infringement or conflict is reasonably likely to result in a material adverse effect on the Parent and its subsidiaries, taken as a whole.

     3.11  Year 2000 Preparedness.  There are no issues related to the Parent's
           ----------------------
preparedness for the Year 2000 that (a) are of a character required to be described or referred to in the Parent's SEC Documents which have not been accurately described in the Parent's SEC documents or (b) would reasonably be expected to result in any material adverse effect on the Parent and its subsidiaries, taken as a whole, or that would reasonably be expected to materially affect their Assets or Properties. To the Parent's knowledge, all internal computer systems and each Constituent Component of those systems and all computer-related products and each Constituent Component of those products of the Parent fully comply with Year 2000 Qualification Requirements. "Year 2000
                                                                       ---------
Qualification Requirements" means that the internal computer systems and each
--------------------------
Constituent Component of those systems and all computer-related products and each Constituent Component of those products of the Parent (i) have been reviewed to confirm that they store, process (including sorting and performing mathematical operations, calculations and computations), input and output data containing date and information correctly regardless of whether the date contains dates and times before, on or after January 1, 2000, (ii) have been designated to ensure date and time entry recognition and calculations, and date data interface values that reflect the century, (iii) accurately manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and will not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates, (iv) accurately process any date rollover and (v) accept and respond to two-digit year date input in a manner that resolves any ambiguities as to the century. "Constituent Component" means all software (including operating
          ---------------------
systems, programs, packages and utilities), firmware, hardware, networking components, and peripherals provided as part of the configuration. The Parent has inquired of material vendors as to their preparedness for the Year 2000 and has disclosed in the Parent's SEC Documents any issues that would reasonably be expected to result in a material adverse effect on the Parent and its subsidiaries, taken as a whole.

                                   ARTICLE 4
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (unless the Parent shall give its prior consent in writing) to carry on its business in the ordinary course consistent with past practice, to pay its Liabilities, including, but not limited to, Taxes consistent with the Company's past practices, to pay or perform other obligations when due consistent with the Company's past practices, subject to any good faith disputes over such Liabilities and, to the extent consistent with such business, to use reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors, shareholders and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Except as expressly contemplated by this Agreement and as set forth in Section 4.1 of the Disclosure Letter, the Company shall not, without the prior written consent of the Parent, take, or agree in writing or otherwise to take, any of the actions described in Sections 2.9(a) through (ii) above, or any other action that could make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its agreements and covenants hereunder.

     4.2  No Solicitation.  Until the earlier of the Effective Time and the
          ---------------
date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, shareholders, attorneys, investment advisors, agents, representatives, Affiliates or Associates to) directly or indirectly, take any of the following actions with any Person other than the Parent and its designees: (a) solicit, initiate, entertain, review, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any Person relating to any possible Business Combination with the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (b) provide information with respect to the Company to any Person, other than the Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Company (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (c) enter into a Contract with any Person, other than the Parent, providing for a Business Combination with the Company or any Subsidiary (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), or (d) make or authorize any statement, recommendation or solicitation in support of any possible Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or are hereafter organized) other than by the Parent. Each of the foregoing provisions (a) through (d) shall be a "Triggering Event." In addition to the
                                       -----------------
foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal (formal or informal) relating to any of the above, the Company shall immediately notify the Parent thereof and provide the Parent with the details thereof including the identity of the Person or Persons making such offer or proposal, and will keep the Parent fully informed of the status and details of any such offer or proposal. Each of the Company and the Parent acknowledge that this Section 4.2 was a significant inducement for the Parent to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the merger consideration to be paid to the shareholders of the Company or (ii) a failure to induce the Parent to enter into this Agreement.

                                   ARTICLE 5
                             ADDITIONAL AGREEMENTS

     5.1  Proxy Statement/Prospectus; Registration Statement.
          --------------------------------------------------

          (a) As soon as practicable, the Parent and the Company shall prepare, and the Parent shall file with the SEC, the Registration Statement. The Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the Company or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus or the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the same. The Company will promptly advise the Parent, and the Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Registration Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

          (b) The Proxy Statement/Prospectus shall include a recommendation of the board of directors of each of the Parent and the Company that the Parent stockholders or the Company shareholders, as the case may be, approve the proposal submitted to them which are intended to facilitate the consummation of the transactions contemplated by this Agreement.

     5.2  Shareholder Approval.
          --------------------

          (a) The Company shall take all action necessary in accordance with Washington Code and its articles of incorporation and bylaws to convene a meeting of the Company's shareholders to vote on the approval and adoption of this Agreement and the Merger (the "Company Shareholders Meeting") or to secure
                                    ----------------------------
a written consent of its shareholders within twenty days of the date the Registration Statement becomes Effective under the Securities Act. The Company shall consult with the Parent regarding the date of the Company Shareholders Meeting or written consent and use all reasonable efforts and shall not postpone the date of the Company Shareholders Meeting or written consent. The Company shall use its best efforts to solicit from shareholders of Company proxies or written consent, as the case may be, in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger.

          (b) The Parent shall promptly after the date hereof take all action necessary in accordance with the Delaware Code and its certificate of incorporation and bylaws to convene the Parent Stockholders Meeting or to secure the written consent of its stockholders. The Parent shall consult with the Company regarding the date of the Parent

Stockholders Meeting or written consent of its stockholders and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Parent Stockholders Meeting. The Parent shall use its best efforts to solicit from its stockholders' proxies or written consents in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of its stockholders required to effect the Merger.

     5.3  Access to Information.  Between the date of this Agreement and the
          ---------------------
earlier of the Effective Time or the termination of this Agreement, upon reasonable notice the Company shall (a) give the Parent, Merger Sub and their respective officers, employees, accountants, counsel, financing sources and other agents and representatives full access during the Company's normal business hours to all buildings, offices, and other facilities and to all Books and Records of the Company, whether located on the premises of the Company or at another location, (b) permit Parent and Merger Sub to make such inspections as they may reasonably require, (c) cause its officers to furnish the Parent and Merger Sub such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of the Company as the Parent and Merger Sub from time to time may request, including without limitation financial statements and schedules, (d) allow the Parent and Merger Sub the opportunity to interview third parties and business partners and such employees and other personnel and Affiliates of the Company with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed and (e) assist and cooperate with the Parent and Merger Sub in the development of integration plans for implementation by the Parent and the Surviving Corporation following the Effective Time; provided, however, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by the Company herein.

     5.4  Confidentiality.  The parties acknowledge that the Parent and Company
          ---------------
have previously executed a mutual non-disclosure agreement, dated May 14, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement shall
      -------------------------
continue in full force and effect in accordance with its terms.

     5.5  Expenses; Termination Fee.
          -------------------------

          (a) Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation
  --------------------
and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, that, if the Merger is consummated, the Parent agrees to pay the Estimated Third Party Expenses (as set forth on Section 2.23 of the Disclosure Letter) incurred by the Company which do not exceed $200,000 in the aggregate plus any Third Party Expenses reasonably incurred in excess of such $200,000 directly attributable to preparation of the Registration Statement and the Company agrees that the Parent will have full recourse to the Escrow Fund for payment of Third Party Expenses in excess of Estimated Third Party Expenses, whether such Third Party Expenses have been paid by the Company, accrued by the Company or have been incurred (and not accrued and paid) by the Company.

          (b)  In the event this Agreement is terminated by the Parent under
Section 8.1(h), the Company shall promptly, but in no event later than one day after the date of such termination, pay the Parent a fee equal to $5,000,000 in immediately available funds.

     5.6  Public Disclosure.  Unless otherwise required by Law (including
          -----------------
federal and state securities laws) or, as to the Parent, by the rules and regulations of the NASD, prior to the Effective Time, no disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by the Parent and the Company prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed.

     5.7  Approvals.  Each party shall use commercially reasonable efforts to
          ---------
obtain the Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Merger so as to preserve all rights of and benefits to the Company thereunder and each party shall provide the other party with such assistance and information as is reasonably required to obtain such Approvals (the payment of money for any such Approvals, other than filing fees, being unreasonable).

     5.8  Notification of Certain Matters.  The Company shall give prompt
          -------------------------------
notice to the Parent, and the Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, the Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Company, the Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.9  Company Affiliate Agreements.  Schedule 5.9 of the Disclosure Letter
          ----------------------------
sets forth those persons who, in the Company's reasonable judgment, are or, as of the Closing Date, may be "affiliates" of the Company within the meaning of Rule 145 under the Securities Act (the "Company Affiliates"). The Company shall
                                        ------------------
provide the Parent such information and documents as the Parent shall reasonably request for purposes of reviewing such list. The Company shall use its commercially reasonable efforts to deliver or cause to be delivered to the Parent on or prior to the Closing from each of the Company Affiliates, an executed affiliate agreement in the form attached hereto as Exhibit C (a "Company Affiliate Agreement").
 ---------------------------

     5.10  Additional Documents and Further Assurances.  Each party hereto, at
           -------------------------------------------
the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including, but not limited to, all action reasonably necessary to seek and obtain any and all consents and approvals of any Government or Regulatory Authority or Person; provided, however, that the Parent shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. The Company shall cause its shareholders to appoint, not later than two Business Days prior to the Closing Date, an individual, reasonably acceptable to the Parent, to act as Shareholders' Agent as contemplated by Article 7.

     5.11  Form S-8.  The Parent shall file a registration statement on Form
           --------
S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options to the extent the shares of Parent Common Stock issuable upon exercise of such Company Options qualify for registration on Form S-8. Such Form S-8 shall be filed on the date of expiration of any lock-up period imposed by any underwriter in connection with any follow-on stock offering by the Parent and agreed to by all of the Parent's officers, directors and holders (other than former shareholders of the Company) of five percent or more of the outstanding shares of Parent Common Stock.

     5.12  NNM Listing of Additional Shares Application.  The Parent shall use
           --------------------------------------------
its commercially reasonable efforts to cause to be authorized for quotation on the NNM the shares of Parent Common Stock issuable in connection with the Merger and the shares of Parent Common Stock issuable upon exercise, after the Closing Date, of the Company Options or the Company Warrants, in each case upon official notice of issuance.

     5.13  Company's Auditors.  The Company will use commercially reasonable
           ------------------
efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by the Parent to comply with applicable SEC regulations, (ii) the review of any Company audit or review work papers since the Company's inception, including the examination of selected interim financial statements and data and (iii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by the Parent or its accountants. The Company shall use commercially reasonable efforts to obtain a binding fee quotation (on the same basis as the Company's fee arrangement with such accountants) and the engagement of its independent auditors to provide consents and comfort letters requested by the Parent.

     5.14  Takeover Statutes.  If any Takeover Statute is or may become
           -----------------
applicable to the transactions contemplated hereby, the Board of Directors of the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby.

     5.15  Supplemental Disclosure Letter.  The Company shall deliver on the
           ------------------------------
Closing Date a supplement to the Disclosure Letter updating all of the disclosures accompanying the representations and warranties of the Company in this Agreement. Such supplement to the Disclosure Letter shall not affect the Parent's rights and remedies under Article 7.

     5.16  Tax Treatment.  The Parent, the Company and the Surviving
           -------------
Corporation shall each use its best efforts (before and after the Effective
Time) to cause the Merger to qualify as a reorganization under the provisions of
Section 368 of the Code and to obtain the opinions of counsel referred to in
Section 6.1(c), including the execution of the letters of representation referred to therein.

     5.17  Parent Board Representation.  The Parent shall use its
           ---------------------------
commercially reasonable efforts to cause two persons, nominated by the Company, at least ten days prior to the date of the Parent Stockholders' Meeting (the "Board Nominees"), to be elected to the board of directors of the Parent as of
---------------
the Effective Time.

                                   ARTICLE 6
                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived, in writing, by agreement of the parties hereto:

          (a)  Governmental and Regulatory Approvals.  Approvals from any
               -------------------------------------
Governmental or Regulatory Authority (if any) deemed appropriate or necessary by any party to this Agreement shall have been timely obtained; and any waiting period under the HSR Act with respect to the receipt of Parent Common Stock by a shareholder of the Company shall have expired or been terminated.

          (b)  No Injunctions or Regulatory Restraints; Illegality.  No
               ---------------------------------------------------
temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain divestitures were made or if the Parent were to agree to limitations on its business activities or operations.

          (c)  Tax Opinions.  The Parent and the Company shall each have
               ------------
received written opinions from their counsel, in form and substance reasonably satisfactory to each of them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (d)  Stockholder/Shareholder Approval.  The (a) increase in number of
               --------------------------------
shares of Parent Common Stock issuable under the Parent's 1999 Stock Incentive Plan and (b) Agreement shall have been approved and adopted by the requisite votes of the Parent's stockholders and the Merger shall have been approved by the Company's shareholders in accordance with applicable Laws.

          (e)  Registration Statement.  The Registration Statement shall have
               ----------------------
been declared effective by the SEC and no stop order shall be in effect and no Actions or Proceedings for that purpose shall be pending or, to the knowledge of the parties hereto, threatened with respect to the Registration Statement.

     6.2  Additional Conditions to Obligations of the Company.  The obligations
          ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties made by Parent and Merger Sub in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and on and as of the Effective Time as though such representation or warranty was made on and as of the Effective Time, and any representation or warranty made as of a specified date earlier than the Effective Time shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

          (b)  Performance.  Parent and Merger Sub shall have performed and
               -----------
complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Parent or Merger Sub at or before the Effective Time.

          (c)  Officers' Certificate.  The Parent shall have delivered to the
               ---------------------
Company a certificate, dated the Closing Date and executed by an authorized officer confirming the satisfaction of the conditions specified in Sections 6.2(a) and 6.2(b).

          (d)  NNM Listing.  The shares of Parent Common Stock issuable to
               -----------
shareholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger will be converted upon disposition shall have been authorized for quotation on the NNM upon official notice of issuance.

          (e)  Parent Board Representation.  The Board Nominees shall have been
               ---------------------------
elected to the board of directors of the Parent.

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub.
          -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Parent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties made by the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and, after giving effect to the supplement to the Disclosure Letter made pursuant to Section 5.15, on and as of the Effective Time as though such representation or warranty was made on and as of the Effective Time; provided, however, and any representation or warranty made as of a specified date earlier than the Effective Time shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

          (b)  Performance.  The Company shall have performed and complied with
               -----------
in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Effective Time.

          (c)  Officers' Certificate.  The Company shall have delivered to the
               ---------------------
Parent a certificate, dated the Closing Date and executed by its President and Chief Executive Officer confirming the satisfaction of the conditions specified in Sections 6.3(a) and 6.3(b).

          (d)  Third Party Consents.  The Parent shall have been furnished with
               --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals and waivers listed in Section 2.6 of the Disclosure Letter (except for such consents, approvals and waivers the failure of which to receive could not be expected to have a material adverse effect on the Business or Condition of the Surviving Corporation).

          (e)  Limitation on Dissent.  The holders of less than five percent of
               ---------------------
the outstanding shares of Company Common Stock shall have exercised, nor shall they have any continuing right to exercise, appraisal, dissenters' or similar rights under applicable Law with respect to their shares arising out of or related to the transactions contemplated by this Agreement.

          (f)  No Material Adverse Change.  There shall have occurred no
               --------------------------
material adverse change or event or circumstance which could reasonably be expected to have a material adverse change in the Business or Condition of the Company since the date hereof.

          (g)  Legal Proceedings.  No Governmental or Regulatory Authority shall
               -----------------
have notified either party to this Agreement that it intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

          (h)  Termination of Pension Plan.  If required by the Parent in
               ---------------------------
writing, Company shall, immediately prior to the Effective Time, terminate the Company's 401(k) Plan (the "401(k) Plan"); provided that the Parent shall pay
                            -----------
all reasonable costs reasonably incurred in connection with such termination of the 401(k) Plan, and no further contributions shall be made to the 401(k) Plan, except for contributions received from participants prior to the termination date of the 401(k) Plan and contributions made on behalf of Participants in the 401(k) Plan that are based on compensation earned on or before such termination. The Company shall provide to the Parent (i) executed resolutions by the board of directors of the Company authorizing the termination and (ii) an executed amendment to the 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination.

          (i)  Affiliate Agreements.  Each Company Affiliate shall have executed
               --------------------
and delivered to the Company and the Parent a Company Affiliate Agreement and such agreements shall be in full force and effect.

          (j)  Employees.  The Employment Agreements shall continue to be in
               ---------
full force and effect (and none of Persons a party thereto shall have given any notice or other indication that they will not continue to be willing to be employed by the Parent following the Merger). The number of engineering and R&D employees of the Company as of the Closing shall be at least 95% of the number of such employees as of the date of this

Agreement (excluding any such employee who, as of the date of this Agreement, has given notice or other indication that they will not continue to be willing to be employed by the Parent following the Merger); provided that the Parent shall take no action indicating that the compensation and benefits of such employees after the Closing would, in the aggregate, be less favorable than the compensation and benefits received by such employees on the date of this Agreement.

          (k)  Consents of UPS, MBE and eBay. The Support Agreements with each
               -----------------------------
of UPS and MBE shall continue to be in full force and effect and none of them or eBay shall have given notice of their intent to materially change or terminate their business relationship with the Company or that such party will not continue to perform the terms of its business relationship with the Company.

          (l)  Lock-up Agreements. Each shareholder of the Company who is
               ------------------
requested by any underwriter of the Parent to deliver a lock-up agreement shall have delivered an executed lock-up agreement in such form as required by any underwriter of the Parent and agreed to by all of the Parent's officers, directors and holders (other than former shareholders of the Company) of five percent or more of the outstanding shares of Parent Common Stock.

          (m)  Appointment of Shareholders' Agent. By action of the holders of
               ----------------------------------
at least two thirds of the outstanding shares of capital stock of the Company (calculated on an as if converted basis) shall have appointed an individual, reasonably acceptable to the Parent, to act as their agent and attorney-in-fact in the manner contemplated by Article 7 (the "Shareholders' Agent"), who shall
                                              -------------------
have signed an agreement to be bound to this Agreement as Shareholders' Agent.

                                   ARTICLE 7
            SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                         AGREEMENTS; ESCROW PROVISIONS

     7.1  Survival of Representations, Warranties, Covenants and Agreements.
          -----------------------------------------------------------------
Except as otherwise provided in Section 8.2, all of the representations, warranties, covenants and agreements of the Company, Parent and Merger Sub contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the first anniversary of the Closing Date (the "Expiration Date").

     7.2  Escrow Provisions.
          -----------------

          (a)  Establishment of the Escrow Fund.  As soon as practicable after
               --------------------------------
the Effective Time, the Escrow Amount, without any act of any shareholder of the Company, will be deposited with the Depositary (plus a proportionate share of any additional shares of Parent Common Stock as may be issued upon any stock splits, stock dividends or recapitalizations effected by the Parent following the Effective Time), such deposit to constitute the Escrow Fund to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled under Section 1.6.

          (b)  Recourse to the Escrow Fund.  The Escrow Fund shall be available
               ---------------------------
to compensate the Parent and the Surviving Corporation, and their respective officers, directors, employees, agents, Affiliates and Associates for any and all Losses (whether or not involving a Third Party Claim), incurred or sustained by the Parent or Merger Sub, their respective officers, directors, employees, agents, Affiliates or Associates, directly or indirectly, as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained herein or in any instrument delivered pursuant to this Agreement. The Parent, Merger Sub and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration to be paid to the shareholders of the Company. The Escrow Fund shall be the sole post closing remedy of the Parent and the Surviving Corporation for any breach of any representation, warranty, agreement or covenant contained herein (other than claims for fraud or negligent misrepresentation; provided, that no former shareholder of the Company shall be liable to the Parent or the Surviving Corporation for acts of fraud or negligent misrepresentation by Persons other than that former shareholder of the Company).

          (c)  Escrow Period; Distribution of Escrow Fund upon Termination of
               --------------------------------------------------------------
Escrow Period.  Subject to the following requirements, the Escrow Fund shall be
-------------
in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific Time, on the Expiration Date (the period of time from the Effective Time through and including the Expiration Date is referred to herein as the "Escrow Period"); and all shares of Parent Common Stock remaining in the
        -------------
Escrow Fund shall be distributed as set forth in the last sentence of this
Section 7.2(c); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of the Parent, subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner as provided in
Section 7.2(g) hereof, to satisfy any unsatisfied claims under this Section 7.2 concerning facts and circumstances existing prior to the termination of such Escrow Period which claims are specified in any Officer's Certificate delivered to the Depositary prior to termination of such Escrow Period. As soon as all such claims, if any, have been resolved, the Depositary shall deliver to the former shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of shares of Parent Common Stock remaining in the Escrow Fund to the former shareholders of the Company pursuant to this Section 7.2(c) shall be made ratably in proportion to their respective contributions to the Escrow Fund and the Parent shall use its commercially reasonable efforts to have such shares delivered within five Business Days of such resolution.

          (d)  Protection of Escrow Fund.
               -------------------------

               (i) The Depositary shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of the Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (ii) Any shares of Parent Common Stock or other Equity Equivalents securities issued or distributed by the Parent ("New Shares") in
                                                             ----------
respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow

Fund shall be added to the Escrow Fund. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the former shareholders of the Company ratably in proportion to their respective contributions to the Escrow Fund.

               (iii) Each former shareholder of the Company shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such former shareholder of the Company (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (e)  Claims Upon Escrow Fund.
               -----------------------

               (i) Upon receipt by the Depositary at any time on or before the last day of the Escrow Period of a certificate signed by any officer of the Parent (an "Officer's Certificate"): (A) stating that the Parent has paid or
            ----------------------
properly accrued or reasonably anticipates that it will have to pay or accrue Losses, directly or indirectly, as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained herein or in any instrument delivered pursuant to this Agreement, and (B) specifying in reasonable detail the bona fide individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the bona fide basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, agreement or covenant to which such item is related, the Depositary shall, subject to the provisions of Section 7.2(f) hereof, deliver to the Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses. No claim may be made against the Escrow Fund until the aggregate indemnifiable losses exceed $50,000 and then such claim may be made for such $50,000 of indemnifiable Losses and any Losses in excess of $50,000.

               (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to the Parent out of the Escrow Fund pursuant to Section 7.2(e)(i), the shares of Parent Common Stock shall be valued at the Closing Price.

          (f)  Objections to Claims.  At the time of delivery of any Officer's
               --------------------
Certificate to the Depositary, a duplicate copy of such certificate shall be delivered to the Shareholders' Agent and for a period of thirty days after such delivery, the Depositary shall make no delivery to the Parent of any Escrow Amounts pursuant to Section 7.2(e) hereof unless the Depositary shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty-day period, the Depositary shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(e) hereof; provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Depositary prior to the expiration of such thirty-day period.

          (g)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case the Shareholders' Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholders' Agent and the Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and the Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depositary. The Depositary shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either the Parent or the Shareholders' Agent may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by three arbitrators, one selected by the Parent and one selected by the Shareholders' Agent, and the two arbitrators selected by the Parent and the Shareholders' Agent shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorney's fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(f) hereof, the Depositary shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in the city and county of Los Angeles, California under the commercial rules of arbitration then in effect of the American Arbitration Association.
For purposes of this Section 7.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, the Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award the Parent less than the sum of one-half of the bona fide disputed amount of any Losses; otherwise, the former shareholders of the Company as represented by the Shareholders' Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

          (h)  Shareholders' Agent of the Shareholders; Power of Attorney.
               ----------------------------------------------------------

               (i) In the event that the Merger is approved by the shareholders of the Company, effective upon such vote, and without further act of any shareholder, the Shareholders' Agent shall be appointed as agent and attorney-in-fact for each former shareholder of the Company (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under the Washington Code), for and on behalf of former shareholders of the Company, to give and receive notices and communications, to authorize delivery to the Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by the Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the former shareholders of the Company from time to time upon not less than thirty days prior written notice to the Parent; provided, however, that the Shareholders' Agent may not be removed unless holders of a two-thirds interest in the Escrow Fund agree to such removal and to the identity of the substituted shareholder agent. Any vacancy in the position of Shareholders' Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall not receive compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the former shareholders of the Company.

               (ii) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment.

          (i)  Actions of the Shareholders' Agent.  A decision, act, consent or
               ----------------------------------
instruction of the Shareholders' Agent shall constitute a decision of all the former shareholders of the Company for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Depositary and the Parent may rely upon any such decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of every such shareholder of the Company. The Depositary and the Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

          (j)  Third-Party Claims.  In the event the Parent becomes aware of a
               ------------------
third-party claim (a "Third Party Claim") which the Parent reasonably expects
                      -----------------
may result in a demand against the Escrow Fund, the Parent shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. The Parent shall have the right in its sole discretion to settle any Third Party Claim; provided, however, that if the Parent settles any Third Party Claim without the Shareholders' Agent's consent (which consent shall not be unreasonably withheld or delayed), the Parent may not make a claim against the Escrow Fund with respect to the amount of Losses incurred by the Parent in such settlement. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under any provision of this Article 7 to the amount of any claim by the Parent against the Escrow Fund with respect to the amount of Losses incurred by the Parent in such settlement.

          (k)  Depositary's Duties.
               -------------------

               (i) The Depositary shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Depositary may receive after the date of this Agreement which are signed by an officer of the Parent and the Shareholders' Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any act done or omitted hereunder as Depositary while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Depositary is hereby expressly authorized to comply with and obey Orders of any court of law or Governmental or Regulatory Authority, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Depositary obeys or complies with any such Order, the Depositary shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

               (iii) The Depositary shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Depositary shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Depositary.

               (v) In performing any duties under the Agreement, the Depositary shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Depositary. The Depositary shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Depositary shall in good faith believe to be genuine, nor will the Depositary be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Depositary may consult with legal counsel in connection with the Depositary's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Depositary is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Depositary will not be required to determine the controversy or to take any action regarding it. The Depositary may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Depositary's discretion, the Depositary may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Depositary will not be liable for any damages. Furthermore, the Depositary may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Depositary is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all costs, expenses, charges and reasonable attorneys' fees incurred by the Depositary due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Depositary shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold the Depositary harmless against any and all Losses incurred by the Depositary in connection with the performance of the Depositary's duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

               (viii) The Depositary may resign at any time upon giving at least thirty days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor Depositary which shall be accomplished as follows: the parties shall use their commercially reasonable efforts to mutually agree on a successor depositary within thirty days after receiving such notice. If the parties fail to agree upon a successor depositary within such time, the Depositary shall have the right to appoint a successor depositary authorized to do business in the State of California; provided, that such successor depositary shall be consented to by the Parent and the Shareholders' Representative (which consent shall not be unreasonably withheld or delayed). The successor depositary shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor depositary as if originally named as Depositary. The Depositary shall be discharged from any further duties and liability under this Agreement.

          (l)  Fees.  All fees of the Depositary for performance of its duties
               ----
hereunder shall be paid by the Parent in accordance with the fee schedule previously delivered to the Parent. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Depositary renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Depositary is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Depositary shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. The Parent agrees to pay these sums upon demand.

                                   ARTICLE 8
                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination.  Except as provided in Section 8.2 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a)  by mutual agreement of the Company, Parent and Merger Sub;

          (b) by the Parent, Merger Sub or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific Time) on February 29, 2000 (provided, however, that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental or Regulatory Authority that would make consummation of the Merger illegal;

          (c) by the Parent and Merger Sub, if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental or Regulatory Authority, which would: (i) prohibit the Parent's or the Merger Sub's ownership or operation of all or any portion of the business of the Company or (ii) compel the Parent or Merger Sub to dispose of or hold separate all or a portion of the Assets and Properties of the Company as a result of the Merger;

          (d) by the Parent, if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) the Company has not cured such breach within fifteen days following receipt by the Company of written notice of such breach or is not using its commercially reasonable efforts to cure such breach after written notice of such breach to the Company (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

          (e) by the Company, if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Parent or Merger Sub and (i) the Parent has not cured such breach within fifteen days following receipt by the Company of written notice of such breach or is not using its commercially reasonable efforts to cure such breach after written notice of such breach to the Parent (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied;

          (f) by the Parent, if the Merger shall not have been approved at the Special Meeting by the requisite votes of the Company's shareholders in accordance with the Washington Code;

          (g) by the Company, if the Merger shall not have been approved by the Parent's shareholders at the Parent Special Meeting; or

          (h) by the Parent, if a Triggering Event (as defined in Section 4.2 hereof) shall have occurred.

     8.2  Effect of Termination.  In the event of a valid termination of this
          ---------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parent, Merger Sub or the Company, or their respective officers, directors or shareholders or Affiliates or Associates; provided, however, that each party shall remain liable for any willful breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.4, 5.5, 5.6, 8.2, 9.6, 9.9 and 9.10 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

                                   ARTICLE 9
                           MISCELLANEOUS PROVISIONS

     9.1  Notices.  All notices, requests and other communications hereunder
          -------
must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

          If to the Parent or Merger Sub to:

          Stamps.com Inc.
          3420 Ocean Park Boulevard, Suite 1040
          Santa Monica, California  90405
          Facsimile No.:  (310) 314-8523
          Attn: Chief Executive Officer and
          Attn: Senior Director, Legal Affairs

          with a copy (which shall not constitute notice) to:

          Brobeck, Phleger & Harrison LLP
          38 Technology Drive
          Irvine, California  92618
          Facsimile No.:  (949) 790-6301
          Attn:  Bruce R. Hallett

          If to the Company to:

          iShip.com, Inc.
          3535 Factoria Boulevard SE, Suite 500
          Bellevue, Washington  98006
          Facsimile No.:  (425) 602-5025
          Attn: President and Chief Executive Officer with a copy (which shall not constitute notice) to:

          Venture Law Group, a Professional Corporation
          4750 Carillion Point
          Kirkland, Washington  98033
          Facsimile No.:  (425) 739-8750
          Attn:  Craig E. Sherman

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, and
(iii) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     9.2  Entire Agreement.  This Agreement and the Confidentiality Agreement
          ----------------
supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

     9.3  Further Assurances; Post-Closing Cooperation.  At any time or from
          --------------------------------------------
time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby.

     9.4  Amendment; Waiver.  Except as otherwise required by applicable law
          -----------------
after the shareholders of the Company approve the Merger and this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     9.5  Third Party Beneficiaries.  The terms and provisions of this
          -------------------------
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article 7.

     9.6  No Assignment; Binding Effect.  Neither this Agreement nor any right,
          -----------------------------
interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     9.7  Headings.  The headings and table of contents used in this Agreement
          --------
have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     9.8  Invalid Provisions.  If any provision of this Agreement is held to be
          ------------------
illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     9.9  Governing Law.  Other than the mandatory provisions of the Washington
          -------------
Code, this Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     9.10  Construction.  The parties hereto agree that this Agreement is the
           ------------
product of negotiation between sophisticated parties, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra preferentum.

     9.11  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     9.12  Specific Performance.  The parties hereto agree that irreparable
           --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                  ARTICLE 10

                                  DEFINITIONS

     10.1  Definitions.
           -----------

          (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

          "Actions or Proceedings" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental or Regulatory Authority.

          "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) ten percent or more of any class of equity securities of that Person or any of its Affiliates or
(ii) ten percent or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, manager, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

          "Aggregate Company Share Number" means the sum of (a) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including all shares of Company Common Stock issued or issuable upon exercise, conversion or exchange of all unvested and vested Company Options or Company Warrants which are not exercised, converted, exchanged or expired as of the Effective Time), (b) the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time and (c) the aggregate number of shares of Series B Preferred Stock outstanding immediately prior to the Effective Time.

          "Aggregate Merger Share Number" means 8,000,000 shares of Parent Common Stock (as appropriately adjusted to reflect the effect of any stock split, stock dividend, stock combination, reorganization, reclassification or similar change by the Parent occurring after the date of this Agreement and prior to the Effective Time).

          "Agreement" means this Agreement and Plan of Merger, the Exhibits and the Disclosure Letter and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

          "Articles of Merger" has the meaning ascribed to it in Section 1.2.

          "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

          "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including, but not limited to, the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "Audited Financial Statement Date" means December 31, 1998.

          "Audited Financial Statements" means the audited balance sheets of the Company as of each of the fiscal years ended December 31, 1997 and December 31, 1998, respectively, and the related audited statements of operations, shareholders' equity and cash flows for each of the fiscal years then ended, in each case, including the notes thereto.

          "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

          "Business Combination" means, with respect to any Person, (i) any merger, consolidation or other business combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of the Company, with respect to any of the foregoing.

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

          "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of the Company.

          "Certificates" has the meaning ascribed to it in Section 1.8(b).

          "Closing" means the closing of the transactions contemplated by
Section 1.2.

          "Closing Date" has the meaning ascribed to it in Section 1.2.

          "Closing Price" means the average closing sales price of Parent Common Stock as traded on the NNM and reported by The Wall Street Journal, for the thirty consecutive trading days ending on and including the third trading day prior to the Closing Date.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Common Stock Exchange Ratio" means the quotient obtained by dividing
(x) the Aggregate Merger Share Number minus the Liquidation Share Number by (y) the Aggregate Company Share Number.

          "Company" has the meaning ascribed to it in the forepart of this Agreement.

          "Company Affiliates" has the meaning ascribed to it in Section 5.9.

          "Company Affiliate Agreement" has the meaning ascribed to it in
Section 5.9.

          "Company Capital Stock" means the Company Common Stock and Company Preferred Stock.

          "Company Common Stock" has the meaning ascribed to it in Section
2.3(a).

          "Company Financials" means the Audited Financial Statements and the Interim Financial Statements.

          "Company Intellectual Property" shall mean any Intellectual Property that is (i) owned by; (ii) licensed to; or (iii) was developed or created by or for the Company.

          "Company Option(s)" means any Option to purchase Company Capital Stock, excluding the Company Warrants.

          "Company Preferred Stock" has the meaning ascribed to it in Section 2.3(a).

          "Company Registered Intellectual Property" means all Registered Intellectual Property owned by, or filed in the name of, the Company.

          "Company Restricted Stock" means shares of Company Capital Stock which are subject to a repurchase option by the Company.

          "Company Warrants" means all of the warrants to purchase Company Capital Stock listed on Section 2.3(b) of the Disclosure Letter.

          "Contract" means any material contract, arrangement or understanding (whether written, oral or otherwise), including without limitation:

               (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

               (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $50,000 over the life of the contract;

               (c) any contract that expires or may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

               (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

               (e) any contract for capital expenditures in excess of $50,000 in the aggregate;

               (f) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein, or any confidentiality, secrecy or non-disclosure contract;

               (g) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

               (h) any contract with any person with whom the Company does not deal at arm's length

               (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

               (j) any contract granting or assigning Intellectual Property to or of the Company, except for contracts granting non-exclusive licenses in the ordinary course of business consistent with past practice.

          "Delaware Code" means the General Corporation Law of the State of Delaware and all amendments and additions thereto.

          "Depositary" means U.S. Stock Transfer Corporation (or other institution acceptable to the Parent and the Shareholders' Agent).

          "Disclosure Letter" means the letter delivered on the date hereof to Parent and Merger Sub by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by the Company in Article 2 of this Agreement or otherwise.

          "Dissenting Shares" has the meaning ascribed to it in Section 1.7(a).

          "Effective Time" has the meaning ascribed to it in Section 1.2.

          "Employment Agreements" has the meaning ascribed to it in the recitals.

          "Environment" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as Persons, wildlife, fish, biota or other natural resources.

          "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release or threatened or suspected Release of a Hazardous Material.

          "Environmental Law" means any federal, state, local or foreign environmental, health and safety or other Law relating to of Hazardous Materials, including without limitation, the Comprehensive, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

          "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes without limitation any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority.

          "Equity Equivalents" means securities (including Options to purchase any shares of Company Capital Stock) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock or other securities at the election of the holder thereof.

          "ERISA" has the meaning ascribed to it in Section 2.13(a).

          "ERISA Affiliate" has the meaning ascribed to it in Section 2.13(a).

          "Escrow Amount" means ten percent of the Aggregate Merger Share
Number.

          "Escrow Period" has the meaning ascribed to it in Section 7.2(c).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

          "Exchange Ratios" means the Series A Exchange Ratio, the Series B Exchange Ratio and the Common Stock Exchange Ratio.

          "Expiration Date" has the meaning ascribed to it in Section 7.1.

          "Financial Statement Date" means December 31, 1998.

          "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

          "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, postal service, department, official or other instrumentality of the United States, any foreign country, international treaty organization or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the NASD and any Person exercising the powers of any of the foregoing.

          "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including, but not limited to, chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or (c) any other chemical, material, substance or waste which is regulated by any Governmental or Regulatory Authority or which could constitute a nuisance.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Income Tax" means (i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (ii) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. (S)1.1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a Relevant Group.

          "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of any obligations of any other Person.

          "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, works of authorship, moral rights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, algorithms, industrial models, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

          "Interim Financial Statements" means the unaudited balance sheet of the Company as of August 31, 1999, and the related unaudited statement of operations and statement of cash flows for the eight-month period ended on such date.

          "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

          "IRS" means the United States Internal Revenue Service or any successor entity.

          "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

          "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including, without limitation, any covenants not to sue with respect to any Intellectual Property).

          "Lien(s)" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any (a) restrictions on transfer generally arising under any applicable federal or state securities law or (b) liens incurred in the ordinary course of business.

          "Liquidation Share Number" means the quotient of (x) the Series A Liquidation Preference plus the Series B Liquidation Preference divided by (y) the Closing Price.

          "Losses" means any and all damages, fines, fees, Taxes, penalties, deficiencies, losses, costs (including, but not limited to, indemnification payments made to any Persons) and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including the reasonable fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

          "Merger" has the meaning ascribed to it in the recitals to this Agreement.

          "Merger Sub" has the meaning ascribed to it in the forepart of this Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "New Shares" has the meaning ascribed to it in Section 7.2(d)(ii).

          "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

          "Officer's Certificate" has the meaning ascribed to it in Section 7.2(e)(i).

          "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person; (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person, excluding, however, the Company Preferred Stock; or (iii) whose value is in whole or in part dependent on the value of any class or series of Company Capital Stock or the value of the equity interests of the Company.

          "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final and whether subject to appeal or review or not).

          "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

          "Parent" has the meaning ascribed to it in the forepart of this Agreement.

          "Parent Common Stock" has the meaning ascribed to it in the recitals.

          "Parent Financial Statements" has the meaning ascribed to it in
Section 3.3.

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

          "Permit" means any license, permit, franchise or authorization.

          "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, postal service, trust, union, association or Governmental or Regulatory Authority.

          "Plan" has the meaning ascribed to it in Section 2.13(a).

          "PTO" means the United States Patent and Trademark Office.

          "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks and servicemarks, applications to register trademarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

          "Relevant Group" has the meaning ascribed to it in Section 2.10(a).

          "Restricted Stock Purchase Agreements" means the Stock Purchase Agreements listed on Schedule 1.6(b)(v) of the Disclosure Letter.

          "SEC" means the Securities and Exchange Commission or any successor entity.

          "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed with the SEC by such Person pursuant to Section 12 or 13(a) of the Exchange Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Series A Exchange Ratio" means (a) the Common Stock Exchange Ratio plus (b) the quotient of (i) $0.375 divided by (ii) the Closing Price.

          "Series A Liquidation Preference" means the product of (i) the number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time and (ii) $0.375.

          "Series A Preferred Stock" means the Series A Preferred Stock of the Company.

          "Series B Exchange Ratio" means (a) the Common Stock Exchange Ratio plus (b) the quotient of (i) $0.75 divided by (ii) the Closing Price.

          "Series B Liquidation Preference" means the product of (i) the sum of the number of shares of Series B Preferred Stock outstanding immediately prior to the Effective Time and the number of shares of Series B Preferred Stock issuable upon the exercise of the MBE Warrant and (ii) $0.75.

          "Series B Preferred Stock" means the Series B Preferred Stock of the Company.

          "Shareholders' Agent" has the meaning ascribed to it in Section
6.3(m).

          "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by the Company, any predecessors of the Company, or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater.

          "Stock Plan" has the meaning ascribed to it in Section 1.6(c)(iv).

          "Subsidiary" means any Person in which the Company or the Parent, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

          "Support Agreement" has the meaning ascribed to it in the recitals.

          "Surviving Corporation" has the meaning ascribed to it in Section 1.1.

          "Takeover Statute" means a "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States.

          "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

          "Tax Laws" means the Code, federal, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

          "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

          "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

          "Third Party Claim" has the meaning ascribed to it in Section 7.2(j).

          "Third Party Expenses" has the meaning ascribed to it in Section 5.5.

          "Washington Code" means the Washington Business Corporations Act and all amendments and additions thereto.

          (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender and the neuter, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or "parties" when used herein refer to the Parent and Merger Sub, on the one hand, and the Company, on the other hand.

          (c) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after due inquiry.

     IN WITNESS WHEREOF, the Parent, Merger Sub and Company and with respect to
Section 7.2 only, the Depositary have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

STAMPS.COM INC.                        ISHIP.COM, INC.



By: /s/ John M. Payne                  By: /s/ Stephen M. Teglovic
   --------------------------------       --------------------------------------
   John M. Payne                          Stephen M. Teglovic
   Chairman and Chief Executive Officer   President and Chief Executive Officer


ROCKET ACQUISITION CORP.

By: /s/ John M. Payne
   --------------------------------
   John M. Payne
   Chairman and Chief Executive Officer


U.S. STOCK TRANSFER CORPORATION,
as Depositary



By: /s/ Carol J. Clays
   --------------------------------
   Name:  Carol J. Clays
   Title: Assistant Vice President

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
ARTICLE 1 THE MERGER......................................................  2
     1.1   The Merger.....................................................  2
     1.2   Effective Time.................................................  2
     1.3   Effect of the Merger on Constituent Corporations...............  2
     1.4   Articles of Incorporation and Bylaws of Surviving Corporation..  2
     1.5   Directors and Officers of Surviving Corporation................  2
     1.6   Maximum Number of Shares of Parent Common Stock to be
           Issued; Effect on Outstanding Securities of the Company........  3
     1.7   Dissenting Shares..............................................  5
     1.8   Exchange Procedures............................................  6
     1.9   No Further Ownership Rights in Company Capital Stock...........  7
     1.10  Lost, Stolen or Destroyed Certificates.........................  7

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................  7
     2.1   Organization and Qualification.................................  8
     2.2   Authority Relative to this Agreement...........................  8
     2.3   Capital Stock..................................................  8
     2.4   No Subsidiaries................................................  9
     2.5   No Conflicts...................................................  9
     2.6   Books and Records; Organizational Documents.................... 10
     2.7   Company Financial Statements................................... 10
     2.8   Absence of Changes............................................. 11
     2.9   No Undisclosed Liabilities..................................... 15
     2.10  Taxes.......................................................... 15
     2.11  Legal Proceedings.............................................. 17
     2.12  Compliance with Laws and Orders................................ 17
     2.13  Plans; ERISA................................................... 17
     2.14  Title to Property.............................................. 20
     2.15  Intellectual Property.......................................... 20
     2.16  Contracts...................................................... 23
     2.17  Insurance...................................................... 24
     2.18  Affiliate Transactions......................................... 24
     2.19  Employees; Labor Relations..................................... 25
     2.20  Environmental Matters.......................................... 26
     2.21  Substantial Partnerships....................................... 27
     2.22  Accounts Receivable............................................ 27
     2.23  Other Negotiations; Brokers; Third Party Expenses.............. 28
     2.24  Foreign Corrupt Practices Act.................................. 28
     2.25  Financial Projections.......................................... 28
     2.26  Approvals...................................................... 28
     2.27  Takeover Statutes.............................................. 29
     2.28  Registration Statement; Information Sheet/Prospectus........... 29
     2.29  Disclosure..................................................... 30

                                                                          Page
                                                                          ----
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......... 30
     3.1   Organization and Qualification................................. 30
     3.2   Authority Relative to this Agreement........................... 30
     3.3   SEC Documents; the Parent Financial Statements................. 30
     3.4   No Conflicts................................................... 31
     3.5   Ownership of Merger Sub; No Prior Activities................... 32
     3.6   Investment Advisors............................................ 32
     3.7   Absence of Certain Changes or Events........................... 32
     3.8   Compliance with Laws........................................... 32
     3.9   Tax Matters.................................................... 32
     3.10  Intellectual Property Rights................................... 32
     3.11  Year 2000 Preparedness......................................... 33

ARTICLE 4 CONDUCT PRIOR TO THE EFFECTIVE TIME............................. 34
     4.1   Conduct of Business of the Company............................. 34
     4.2   No Solicitation................................................ 34

ARTICLE 5 ADDITIONAL AGREEMENTS........................................... 35
     5.1   Proxy Statement/Prospectus; Registration Statement............. 35
     5.2   Shareholder Approval........................................... 35
     5.3   Access to Information.......................................... 36
     5.4   Confidentiality................................................ 36
     5.5   Expenses; Termination Fee...................................... 36
     5.6   Public Disclosure.............................................. 37
     5.7   Approvals...................................................... 37
     5.8   Notification of Certain Matters................................ 37
     5.9   Company Affiliate Agreements................................... 37
     5.10  Additional Documents and Further Assurances.................... 37
     5.11  Form S-8....................................................... 38
     5.12  NNM Listing of Additional Shares Application................... 38
     5.13  Company's Auditors............................................. 38
     5.14  Takeover Statutes.............................................. 38
     5.15  Supplemental Disclosure Letter................................. 38
     5.16  Tax Treatment.................................................. 38
     5.17  Parent Board Representation.................................... 39

ARTICLE 6 CONDITIONS TO THE MERGER........................................ 39
     6.1   Conditions to Obligations of Each Party to Effect the Merger... 39
     6.2   Additional Conditions to Obligations of the Company............ 39
     6.3   Additional Conditions to the Obligations of Parent and
           Merger Sub..................................................... 40

                                                                          Page
                                                                          ----
ARTICLE 7 SURVIVAL OF REPRESENTATIONS, WARRANTIES,
           COVENANTS AND  AGREEMENTS; ESCROW PROVISIONS................... 42
     7.1   Survival of Representations, Warranties, Covenants and
           Agreements..................................................... 42
     7.2   Escrow Provisions.............................................. 42

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER............................... 49
     8.1   Termination.................................................... 49
     8.2   Effect of Termination.......................................... 50

ARTICLE 9 MISCELLANEOUS PROVISIONS........................................ 50
     9.1   Notices........................................................ 50
     9.2   Entire Agreement............................................... 51
     9.3   Further Assurances; Post-Closing Cooperation................... 51
     9.4   Amendment; Waiver.............................................. 51
     9.5   Third Party Beneficiaries...................................... 51
     9.6   No Assignment; Binding Effect.................................. 52
     9.7   Headings....................................................... 52
     9.8   Invalid Provisions............................................. 52
     9.9   Governing Law.................................................. 52
     9.10  Construction................................................... 52
     9.11  Counterparts................................................... 52
     9.12  Specific Performance........................................... 52

ARTICLE 10 DEFINITIONS.................................................... 53
     10.1  Definitions.................................................... 53

Exhibit A - Form of Support Agreements
Exhibit B - Form of Articles of Merger
Exhibit C - Form of Company Affiliate Agreement